EXHIBIT 99.2

                               LECROY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

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                                                                   Three months ended        Twelve months ended
                                                                        June 30,                  June 30,
In thousands, except per share data                                 2003        2002          2003         2002
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                                                                 (Unaudited) (Unaudited)  (Unaudited)
Revenues:
    Digital oscilloscopes and related products                     $27,144    $ 26,264     $  95,008     $ 101,077
    High-energy physics products                                       -           -             -           1,419
    Service and other                                                2,551       2,446        12,851         8,960
                                                                   -------    --------     ---------     ---------
        Total revenues                                              29,695      28,710       107,859       111,456

Cost of sales
      (included in Q4 of FY'03 and FY`02 is $73 and $49
      of severance, respectively; included in the twelve
      months of FY`03 is $2,280 of asset impairment charges
      and $163 of severance, and in the twelve months
      of FY`02 is $3,601 of inventory charges and $1,035
      of severance)                                                 12,596      14,074        51,471        59,982
                                                                   -------    --------     ---------     ---------
            Gross profit                                            17,099      14,636        56,388        51,474

Operating expenses:
    Selling, general and administrative
      (included in Q4 and the twelve months of FY'03 is $286
      of plant closing costs; included in Q4 of FY'03 and FY'02
      is $341 and $299 of severance, respectively;
      included in the twelve months of FY'03 and FY'02 is
      $2,382 and $3,020 of severance, respectively)                 11,335      10,275        40,940        40,212

    Research and development
      (included in Q4 and the twelve months of FY'02 is a
      $4,000 technology access fee; included in Q4 of
      FY'03 is $147 of severance; included in the twelve
      months of FY'03 and FY'02 is $670 and $185 of
      severance, respectively)                                       4,689       8,151        18,226        22,006
                                                                   -------    --------     ---------     ---------
        Total operating expenses                                    16,024      18,426        59,166        62,218

Operating income (loss)                                              1,075      (3,790)       (2,778)      (10,744)

    Other income (expense), net                                         77         333           (84)          188
                                                                   -------    --------     ---------     ---------
Income (loss) before income taxes                                    1,152      (3,457)       (2,862)      (10,556)

    Provision for (benefit from) income taxes                          426      (1,281)       (1,059)       (4,307)
                                                                   -------    --------     ---------     ---------
Income (loss) from continuing operations                               726      (2,176)       (1,803)       (6,249)

Gain from discontinued operations, net of tax                          129         -             129           -
                                                                   -------    --------     ---------     ---------
Net income (loss)                                                      855      (2,176)       (1,674)       (6,249)

Charges related to convertible preferred stock                         519         472         2,069         1,876
                                                                   -------    --------     ---------     ---------
Net income (loss) applicable to common stockholders                $   336    $ (2,648)    $  (3,743)    $  (8,125)
                                                                   =======    ========     =========     =========

Income (loss) per common share - basic:
         Income (loss) from continuing operations                  $  0.02    $  (0.26)    $   (0.37)    $   (0.81)
         Gain from discontinued operations                            0.01         -            0.01           -
                                                                   -------    --------     ---------     ---------
         Net income (loss)                                         $  0.03    $  (0.26)    $   (0.36)    $   (0.81)
                                                                   =======    ========     =========     =========

Income (loss) per common share - diluted:
         Income (loss) from continuing operations                  $  0.02    $  (0.26)    $   (0.37)    $   (0.81)
         Gain from discontinued operations                            0.01         -            0.01           -
                                                                   -------    --------     ---------     ---------
         Net income (loss)                                         $  0.03    $  (0.26)    $   (0.36)    $   (0.81)
                                                                   =======    ========     =========     =========
Weighted average number of common shares:
         Basic                                                      10,392      10,281        10,364        10,052
         Diluted                                                    10,439      10,281        10,364        10,052

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